EXHIBIT 5



Complete this form by signing                   Keyport Life Insurance Co.
it and either fax or mail the                                 P.O. Box 691
form to the address on the right                       Leesburg, VA  20178
                                                        Fax (703) 443-8940
                                         If you have any questions or need
                                                assistance with this form,
                                                      please contact us at
                                                Help @ Mail.AnnuityNet.com
Rydex Annuity Application_________________________________ _
       Contract Owner:                    Joint Contract Owner:
                                          (May only be spouse)

________________________________         _________________________________
Full Legal Name                          Full Legal Name

________________________________         _________________________________
Street Address                           Street Address

________________________________         _________________________________
Street Address (Continued)               Street Address (Continued)

________________________________         _________________________________
City, State Zip                          City, State Zip

________________________________         _________________________________
email Address/Phone                      email Address/Phone


Social Security #                        Social Security #
Date of Birth          Sex               Date of Birth       Sex
Annuitant(s)


                 Beneficiary          Social Security            Type

Contract Type
__________________________________________________________________________
Allocation       After the free look period, please allocate my initial
                 Purchase Payment of ______________ as follows:

This allocation will apply to future purchase payments unless otherwise specified through the Internet Service Center.

     _% Rydex Nova Fund
     _% Rydex Ursa Fund
     _% Rydex OTC Fund
     _% Rydex Precious Metals Fund
     _% Rydex U.S. Government Bond Fund
     _% Rydex Juno Fund
     _% Rydex U.S. Government Money Market Fund


Replacements   Will the proposed contract replace any existing annuity or insurance contract (including any Keyport Life Insurance
               Co. contracts) which have been, or are being, reduced in premium amount, placed on paid-up, or surrendered? ____


               (if "Yes")

               ________________________________________________________
               Existing Company

               ________________________________________________________
               Address

               ___________________________     ________________________
               Policy No.                      Approximate Amount

               Internet Service Center and Telephone Authorization
               I hereby consent to receive all documents, including, without limitation, the annuity contract, required in connection with the variable annuity through the Internet Service Center. I hereby authorize Keyport Life Insurance Company to accept any instructions received through the Internet Service Center or by telephone from any person who Can furnish proper identification. The undersigned agrees that Keyport Life Insurance Co. is not liable for any loss arising from following such instructions.

Initial Here   Initial of Contract Owner:____________

Automatic
Bank Draft
to          ________________________   ______________________________
            Bank Name                  ABA Number

            ________________________   ________________________________
            Bank Street Address        City, State Zip

            ________________________   _________________ ______________
            Automatic bank draft       Checking Account# Monthly Amount
            Start date

            I/We hereby request and authorize you to pay and charge to my/our account checks or electronic fund transfer debits processed by and payable to the order of Keyport Life Insurance Co., P.O.Box 691, Leesburg, VA 20178, provided there are sufficient collected funds in said account to pay the same upon presentation. It will not be necessary for any officer or employee of Keyport Life Insurance Co. to sign such checks. I/We agree that your rights in respect to each such check shall be the same as if it were a check drawn on you and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until you actually receive such notice I/We agree that you shall be fully protected in honoring any such check or electronic fund transfer debit. In addition to regular bank draft I/We authorize such ad hoc drafts as are requested through the Internet Service Center. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.


            _____________________________   _____________________________
            Signature(s)EXACTLY as shown    Signature(s)EXACTLY as shown
            on bank records                 on bank records

            _____________________________   _____________________________
            Print full legal name(s) Date   Print full legal name(s) Date
            I acknowledge receipt of a prospectus. I agree to accept the copy of the application (without original signature) delivered to me with the Keyport Life Insurance contract as a binding, valid contract. Documents will be considered delivered when Keyport places them in the Contract Owner's personal folder at the Internet Service Center. I understand all payments and values provided by this contract are based on the investment experience of a variable account and so are variable and are not guaranteed as to a fixed dollar amount.
Signatures
            Certification
            Under penalty of perjury, the contract Owner certifies that The social security or taxpayer ID number is correct as it appears in this application.
            ___________________________________________________________
            Application signed at

Sign Here   ________________________________  __________________________
            Signature of Contract       Date  Signature of Joint    Date
            Owner                             Contract Owner

            ________________________________  ________________________
            Full Name of Contract Owner       Full Name of Joint Contract
                                              Owner

Form APP/DVA(2)/RY